GOLUB CAPITAL BDC, INC. COMPLETES $402 MILLION TERM DEBT SECURITIZATION AND
DECREASES SIZE OF REVOLVING CREDIT FACILITY

CHICAGO, IL, June 6, 2014 – Golub Capital BDC, Inc., a business development company (the “Company”) (NASDAQ: GBDC, www.golubcapitalbdc.com), announced today that on June 5, 2014 its wholly-owned and consolidated subsidiary, Golub Capital BDC CLO 2014 LLC (the “Issuer”), completed its previously announced $402 million term debt securitization (the “CLO”). The notes offered in the CLO (the “Notes”) are backed by a diversified portfolio of senior secured and second lien loans. The transaction was executed through a private placement of approximately $191.0 million of Aaa/AAA Class A-1 Notes which bear interest at the three-month London Interbank Offered Rate, or LIBOR, plus 1.75%; $20.0 million of Aaa/AAA Class A-2 Notes which bear interest at the three-month LIBOR plus 1.45% for the first 18 months and the three-month LIBOR plus 1.95% thereafter; and $35.0 million of Aa2/AA Class B Notes which bear interest at the three-month LIBOR plus 2.50%. The Company directly retained all of the Class C Notes and equity interests of the CLO, which totaled approximately $155.8 million.

In connection with the closing of the CLO, Golub Capital BDC Funding LLC, a wholly-owned subsidiary of the Company (“Funding”), entered into an amendment to the documents governing Funding’s senior secured revolving credit facility (the “Credit Facility”) with Wells Fargo Bank, N.A., to, among other things, decrease the size of the Credit Facility from $250 million to $150 million.

In connection with the issuance and sale of the Notes, the Company has made customary representations, warranties and covenants in the purchase agreement. The Notes are the secured obligations of the CLO, and the indenture governing the Notes includes customary covenants and events of default. The Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state “blue sky” laws and may not be offered or sold in the United States absent registration under Section 5 of the Securities Act or an applicable exemption from such registration requirements.

ABOUT GOLUB CAPITAL BDC, INC.

Golub Capital BDC, Inc. invests primarily in senior secured, one stop, second lien and subordinated loans of, and warrants and minority equity securities in, middle-market companies that are, in most cases, sponsored by private equity investors. Golub Capital BDC, Inc.’s investment activities are managed by its investment adviser, GC Advisors LLC, an affiliate of the Golub Capital group of companies (“Golub Capital”).

ABOUT GOLUB CAPITAL

With over $10 billion of capital under management, Golub Capital is a leading provider of financing solutions for the middle market, including one-loan financings (through the firm's proprietary MiniGOLD, GOLD, and MegaGOLD facilities), senior, second lien, and subordinated debt, preferred stock and co-investment equity. The firm underwrites and syndicates senior credit facilities up to $300 million. Golub Capital's hold sizes range up to $200 million per transaction.

Golub Capital has been a top 3 Traditional Middle Market Bookrunner each year from 2008 through 1Q 2014 for senior secured loans of up to $100 million for leveraged buyouts (according to Thomson Reuters LPC and internal data; based on number of deals). In 2013, Golub Capital was awarded Finance Monthly’s Global Awards 2013 “Credit Asset Manager of the Year,” and DealMakers M&A Awards 2013 “Middle Market Lender of the Year.” In 2012, Golub Capital was awarded ACG New York Champion’s Award for “Senior Lender Firm of the Year” and the M&A Advisor award for “Lender Firm of the Year.” Golub Capital is a national firm with principal offices in Chicago and New York. For more information, please visit the firm's website at www.golubcapital.com.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. Golub Capital BDC, Inc. undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Ross Teune

312-284-0111

rteune@golubcapital.com

Source: Golub Capital BDC, Inc.